SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 18, 2003

MELLON FINANCIAL CORPORATION

(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania	15258
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

By press release dated November 18, 2003, The Dreyfus Corporation, a mutual fund company of Mellon Financial Corporation, and Bear Stearns Asset Management Inc. announced that they have entered into a strategic arrangement with respect to certain Bear Stearns funds.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated November 18, 2003, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	November 19, 2003	MELLON FINANCIAL CORPORATION

		By:	/s/ MICHAEL A. BRYSON
Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Press Release Dated November 18, 2003	Filed herewith